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                                                                    EXHIBIT 21.1


                      LIST OF SUBSIDIARIES OF TELECT, INC.


                    TELECT, INC. SUBSIDIARIES AS OF 6/30/2000


Telect d Mexico, S.A. de C.V.                      Mexico
ELWRO S.A.                                         Poland
Telect de Brasil Ltda.                             Brazil
Telect MFG. LLC                                    Washington
Telect Holdings, Inc.                              Washington
Telect International, Inc.                         Washington